As filed with the Securities and Exchange Commission on August 3, 2004
                                                                  --------------
                                                     Registration No. 333-100786

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         THE PEPSI BOTTLING GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                    13-4038356
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                  One Pepsi Way
                           Somers, New York 10589-2201
          (Address of Principal Executive Offices, including Zip Code)

                        PBG 2002 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                                Pamela C. McGuire
              Senior Vice President, General Counsel and Secretary
                         The Pepsi Bottling Group, Inc.
                                  One Pepsi Way
                             Somers, New York 10589
                                 (914) 767-7982
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
            Mark D. Wincek                               Steven M. Rapp
        Kilpatrick Stockton LLP                  The Pepsi Bottling Group, Inc.
   607 14th Street, N.W., Suite 900                      One Pepsi Way
     Washington, D.C. 20005-20018                 Somers, New York 10589-2201
            (202) 508-5801                               (914) 767-7971



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



                          DEREGISTRATION OF SECURITIES

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-100786) (the "Registration Statement") is being filed by The Pepsi Bottling Group, Inc. (the "Registrant") to deregister 3,659,893 shares of the Company's common stock, par value $.01 per share ("Common Stock"), previously registered for issuance pursuant to awards granted under the PBG 2002 Long-Term Incentive Plan (the "2002 Plan"). The Registration Statement registered 18,000,000 shares of Common Stock issuable under the 2002 Plan. On May 26, 2004, the shareholders of the Registrant approved the PBG 2004 Long-Term Incentive Plan, which provides that, upon such approval, no further awards would be made under the Registrant's then-existing equity-based employee compensation plans, including the 2002 Plan. Accordingly, the purpose of this Post-Effective Amendment No. 1 is to deregister 3,659,893 shares of Common Stock covered by the Registration Statement that have not been issued, and are not subject to outstanding awards, under the 2002 Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  Exhibits.

Exhibit No.        Description
-----------        -----------

       24          Powers of Attorney*
___________

* Incorporated herein by reference to Exhibit 24 of the Registrant's Annual Report on Form 10-K for the year ended December 27, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somers, State of New York, on August 3, 2004.

                            THE PEPSI BOTTLING GROUP, INC.


                            By:  /s/ Steven M. Rapp
                                 ------------------
                                 Steven M. Rapp
                                 Vice President, Senior Deputy General Counsel and Assistant Secretary

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on August 3, 2004.


               Name                                     Title
               ----                                     -----

       /s/ John T. Cahill*                     Chairman of the Board and
---------------------------------------------  Chief Executive Officer
          John T. Cahill

      /s/ Alfred H. Drewes*                    Senior Vice President and
---------------------------------------------  Chief Financial Officer
         Alfred H. Drewes                      (Principal Financial Officer)

      /s/ Andrea L. Forster*                   Vice President and
---------------------------------------------  Controller (Principal Accounting
        Andrea L. Forster                      Officer)

      /s/ Linda G. Alvarado*                   Director
---------------------------------------------
        Linda G. Alvarado

      /s/ Barry H. Beracha*                    Director
---------------------------------------------
         Barry H. Beracha

         /s/ Ira D. Hall*                      Director
---------------------------------------------
           Ira D. Hall

       /s/ Thomas H. Kean*                     Director
---------------------------------------------
          Thomas H. Kean

      /s/ Susan D. Kronick*                    Director
---------------------------------------------
         Susan D. Kronick

     /s/ Blythe J. McGarvie*                   Director
---------------------------------------------
        Blythe J. McGarvie

      /s/ Margaret D. Moore*                   Director
---------------------------------------------
        Margaret D. Moore

                                               Director
---------------------------------------------
        Rogelio Rebolledo

        /s/ Clay G. Small*                     Director
---------------------------------------------
          Clay G. Small

*By:  Steven M. Rapp, Attorney-in-Fact

/s/ Steven M. Rapp
------------------
    Steven M. Rapp


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



                                  Exhibit Index

Exhibit No.        Description
----------         -----------

    24             Powers of Attorney*
___________

* Incorporated herein by reference to Exhibit 24 of the Registrant's Annual Report on Form 10-K for the year ended December 27, 2003.


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